PBF Logistics Announces Senior Management Departure

PARSIPPANY, N.J.--(BUSINESS WIRE)-- PBF Logistics LP (NYSE: PBFX), a subsidiary of PBF Energy Inc. (NYSE: PBF), announced today that Todd O’Malley, President, PBF Logistic GP LLC, has elected to pursue other opportunities and will be resigning effective December 31, 2015. Mr. O’Malley has also resigned all of his positions with PBF Energy and its other subsidiaries effective as of December 31, 2015.

CEO Tom Nimbley said, “Todd has been an important member of PBF’s management team since he joined us in 2010. Since January, he has worked closely with me in positioning PBF Logistics for future growth. We appreciate his valuable contributions to PBF and PBF Logistics over the last five years and sincerely wish Todd well in his future endeavors.”

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission including the Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

About PBF Logistics LP
PBF Logistics LP (NYSE: PBFX), headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

Contact:
Investors
Colin Murray, 973-455-7578
ir@pbfenergy.com

or
Media
Michael C. Karlovich, 973-455-8994
mediarelations@pbfenergy.com